Item 26. Exhibit (e) ii.

Massachusetts Mutual Life Insurance Company 1295 State Street, Springfield, MA 01111-0001	Employee Application (Part 1B) Group Flexible Premium Adjustable Life Insurance (GUL) Group Flexible Premium Variable Adjustable Life Insurance (GVUL)

A	Coverage Information : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : :

1.	Employer name:

2.	Employee full legal name (First, MI, Last, Suffix):

3.	Product (Select one): ☐ GUL ☐ GVUL

4.	Gender (Select one): ☐ Male ☐ Female

5.	Date of birth (mm/dd/yyyy):

6.	Social Security Number:

7.	Residential address – do not use PO Box (Street, Apt. or Suite #, City & State or Country, ZIP/Postal Code):

8.	Phone number: (	)	-

9.	Email address:

10.	Citizenship (If not U.S.):	Type of Visa (Select one):	☐ Permanent ☐ Temporary

11.	Regular place of work (Street, Apt. or Suite #, City & State or Country, ZIP/Postal Code):

B	Life Insurance Information : : : : : : : : : : : : : : : : : : : : : : : : : : : : :

1.	Selected Face Amount:

a. Base: $
b. Supplemental: $

2.	Has the Proposed Insured been actively at work on a full-time basis beginning with and during the 90 days prior to the date of his/her signing this Part 1B application? If No, explain in section F – Additional Information. ...................................................................	☐ Yes ☐ No
“Actively at work” means working full-time at a rate of at least 30 hours per week at his/her regular place of work.
3.

Is the Proposed Insured currently receiving or applying to receive disability compensation? If Yes, explain in section F – Additional Information. .......................................................

☐ Yes ☐ No
4.

Is the insurance now being applied for intended to replace or change any individual insurance or annuity, in whole or in part, issued by this or any other company? If Yes, provide company name, policy number and amount in section F – Additional Information. ..........................................................................................................................

☐ Yes ☐ No
5.	Level term riders (Select all that apply):

Spouse and/or child coverage is only available to spouse and/or children living in the U.S. at the time of application. If we determine that your spouse and/or children were living outside of the U.S. at the time of application, coverage will terminate and in the event of a death, no death benefit will be paid.

☐ Spouse Level Term Rider (If selected, complete question 6)

Amount: $	Spouse date of birth (mm/dd/yyyy):

Spouse’s full legal name (First, MI, Last, Suffix):

☐ Child Level Term Rider (If selected, skip to question 4)

Amount: $	Youngest child date of birth (mm/dd/yyyy):

6.	Has your spouse been Hospitalized (as defined below) during the 90 days preceding the date of this application? If Yes, additional evidence of insurability is required. ..............	☐ Yes ☐ No

“Hospitalized” means: 1) admission for inpatient care in a hospital; 2) receipt of care in a hospice facility, intermediate care facility or long term care facility; or 3) receipt of chemotherapy, radiation therapy or dialysis wherever performed.

MassMutual Financial Group is a marketing name for Massachusetts Mutual Life Insurance Company (MassMutual) and its affiliated companies and sales representatives.

EGLSF	Employee Application (Part 1B) – 0515	page 1 of 5

C	Owner Information : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : :

If the Owner is the same as the Proposed Insured, Skip to section D – Beneficiary Information.

1.	Full legal name of individual or Trust (If not the Insured):

2.	Date of birth or Trust effective date (mm/dd/yyyy):

3.	Taxpayer Identification Number (SSN/ITIN/EIN):

4.	Legal address – do not use PO Box (Street, Apt. or Suite #, City & State or Country, ZIP/Postal Code):

5.	Phone number: ( ) -

6.	Email address:

7.	Citizenship (If not U.S.): Type of Visa (Select one): ☐ Permanent ☐ Temporary

D	Beneficiary Information : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : :

If two or more persons are the beneficiaries in any class, payment shall be made equally to them or equally to the surviving beneficiaries in that class, unless otherwise requested. If percentages or fractions are indicated and any beneficiary dies before the Proposed Insured, any share due that beneficiary will be paid proportionately to the surviving beneficiaries in that class.

1. Beneficiary (Death benefit proceeds will be paid in one sum unless otherwise requested):

a.	Beneficiary (Select one): ☐ Primary ☐ Secondary

Full legal name:

Mailing address:

Phone number: ( ) -

Date of birth/Trust (mm/dd/yyyy): Relationship to Insured:

TIN (SSN/ITIN/EIN): Share %: %

b.	Beneficiary (Select one): ☐ Primary ☐ Secondary

Full legal name:

Mailing address:

Phone number: ( ) -

Date of birth/Trust (mm/dd/yyyy): Relationship to Insured:

TIN (SSN/ITIN/EIN): Share %: %

c.	Beneficiary (Select one): ☐ Primary ☐ Secondary

Full legal name:

Mailing address:

Phone number: ( ) -

Date of birth/Trust (mm/dd/yyyy): Relationship to Insured:

TIN (SSN/ITIN/EIN): Share %: %

d.	Beneficiary (Select one): ☐ Primary ☐ Secondary

Full legal name:

Mailing address:

Phone number: ( ) -

Date of birth/Trust (mm/dd/yyyy): Relationship to Insured:

TIN (SSN/ITIN/EIN): Share %: %

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E	Underwriting Information : : : : : : : : : : : : : : : : : : : : : : : : :

For Simplified Underwriting, complete questions 1-3. For Full Underwriting, complete questions 4-13.

Simplified Underwriting

1.

In the past 10 years, has the Proposed Insured been diagnosed, treated, tested positive for, or been given medical advice by a member of the medical profession for Human Immunodeficiency Virus (HIV) infection or Acquired Immune Deficiency Syndrome (AIDS)? ..............................................................................................................................

☐ Yes ☐ No

2.

Has the Proposed Insured ever consulted, been treated by or diagnosed by a member of the medical profession for any of the following: cancer, diabetes, tumor, stroke, high blood pressure, psychiatric or mental disorder, alcohol or drug abuse or a disorder or disease of the heart or cardiovascular system, lung, kidney, liver, brain or nervous system? ...............

☐ Yes ☐ No

3.

In the past 10 years has the Proposed Insured applied for life insurance and been declined, rated, restricted or postponed? If Yes, provide company name, policy number and amount in section F – Additional Information..........................................................

☐ Yes ☐ No

Full Underwriting (The appropriate Part 2 form must also be submitted)

4.	Complete the table below with the amount of insurance currently applied for or now in force on the Proposed Insured in this or other companies. If none, check here: ☐

Company Name	Face Amount	Year of Issue	Application Pending
$
$

5.	List all current occupations and the exact duties of each for the Proposed Insured:

Occupation(s)	Exact Duties

6.	Net worth: $

7.	Income: $

Explain Yes answers to questions 8-12 in section F – Additional Information.

8.	Does the Proposed Insured anticipate any foreign travel in the next 2 years?...................	☐ Yes ☐ No

9.	Within the last three years, has the Proposed Insured been or does the Proposed Insured now expect to become, a pilot, student pilot, or crew member of any type of aircraft? If Yes, complete Aviation Supplement (A3310). ............................................................	☐ Yes ☐ No

10.	Does the Proposed Insured take part in underwater diving, hang gliding, para sailing, para kiting, parachuting skydiving, ultralight, soaring, ballooning, bungee jumping, rock or mountain climbing, helicopter skiing, or organized racing by automobile, motorcycle, motorboat or snowmobile, in the last 3 years or intend to in the next 2 years? If yes, complete Avocation Supplement (A3320).........................................................................	☐ Yes ☐ No

11.	Within the last five years, has the Proposed Insured been in a motor vehicle accident, been convicted of operating a motor vehicle while under the influence of alcohol or other drugs, been convicted of a moving violation, or received a driver’s license restriction or revocation? ......................................................................................................................	☐ Yes ☐ No

12.	Has the Proposed Insured ever been convicted of a felony? ............................................	☐ Yes ☐ No

13.	Current driver’s license information: ..............................................................................	☐ Yes ☐ No

a. Number:

b. State:

EGLSF	Employee Application (Part 1B) – 0515	page 3 of 5

F	Additional Information : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : :

Details. Indicate section letter and question number. If additional space is required, attach another sheet.

EGLSF	Employee Application (Part 1B) – 0515	page 4 of 5

G	Agreements & Signatures : : : : : : : : : : : : : : : : : : : : : : : : : : : :

Fraud Warnings. Refer to the applicable fraud warning for your state of residence.

•

Colorado – It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

•

Delaware, Idaho & Oklahoma – Any person who knowingly, and with intent to injure, defraud, or deceive any insurer, files a statement of claim containing any false, incomplete, or misleading information is guilty of a felony.

•

Florida & New Jersey – Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

•

Maine, Tennessee, & Virgina – It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

•	Ohio – Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

•

Oregon – Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance may be guilty of a crime and may be subject to fines and confinement in prison.

•	Vermont – Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

•

All Other States – Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Authorization to Obtain and Disclose Information. I have received the Notice regarding the Medical Information Bureau, Inc. (MIB) and the Fair Credit Reporting Act. I understand that an investigative consumer report may be made regarding my character, general reputation, personal characteristics and mode of living, and authorize that report to be made. I hereby authorize any licensed physician, medical practitioner, hospital, clinic, other medical or medically related facility, insurance company, the MIB, or other organization that has any records or knowledge of me and my health, to make such information available to the life insurance company or its reinsurers. I also authorize MassMutual, or its reinsurers, to disclose information about me to the MIB in the form of a brief coded report for participation in MIB’s fraud prevention and detection programs. A copy of this authorization shall be as valid as the original and I realize that I am entitled to receive a copy of this authorization. (This authorization is only valid where permitted by state law).

Taxpayer Certification

If any of the following statements are incorrect, please check the box in front of the statement that is NOT true.

By my signature, I, the Owner, certify under penalties of perjury that:

☐	(1)	The number shown in question A6 or C3 is my correct Social Security Number/Taxpayer Identification Number;	(4)	The FATCA code entered in this form (if any) indicating that I am exempt from FATCA (Foreign Account Tax Compliance Act) reporting is correct.
☐	(2)	I am not subject to backup withholding;
☐	(3)	I am a U.S. person (including U.S. resident alien);

Please note, while we are required by the IRS to include item number 4, FATCA does not apply to a US account owned by a US person, so we have not included the ability to enter an exemption code. If you have indicated that you are not a US person, any applicable FATCA information will be captured on the Form W-8BEN.

The Internal Revenue Service (IRS) does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signatures

To the best of my knowledge and belief, all answers and statements are full, complete and true and were correctly recorded before I signed my name below.
Signature of Proposed Insured:

Printed name:	Date:

Signature of Owner (If different than Proposed Insured):

Printed name:	Date:

Title (If applicable):

Signature of Registered Representative/Agent/Authorized Enroller:

Printed Name:	Date:

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